Exhibit 99.1

CONSENT OF STIFEL, NICOLAUS & COMPANY, INCORPORATED

We hereby consent to the inclusion of our opinion, dated October 12, 2014, to the Special Conflicts Committee of the Board of Directors of Atlas Pipeline Partners GP, LLC (“APL GP”) included as Annex C to the proxy statement/prospectus, which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of a newly formed subsidiary of Targa Resources Partners LP with and into Atlas Pipeline Partners, L.P., to which this consent is attached (the “Registration Statement”), and to the references of our firm in such proxy statement/prospectus under the headings “Summary—Opinion of the APL GP Conflicts Committee’s Financial Advisor,” “The Transactions—Background of the Atlas Mergers,” “The Transactions—Recommendation to the APL Common Unitholders and the APL GP Conflicts Committee’s and the APL GP Board’s Reasons for the APL Merger—The APL GP Conflicts Committee,” “The Transactions—Opinion of the APL GP Conflicts Committee’s Financial Advisor” and “The Transactions—Unaudited Financial Projections of TRP and APL.” In executing this consent, we do not admit or acknowledge that Stifel, Nicolaus & Company, Incorporated comes within the class of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations promulgated thereunder, and we do not thereby admit that we are experts with respect to any part of the Registration Statement under the meaning of the term “expert” as used in the Securities Act or the rules and regulations promulgated thereunder.

Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the above-mentioned version of the Registration Statement and that our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement (including any subsequent amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

Very truly yours,

/s/ Stifel, Nicolaus & Company, Incorporated

Stifel, Nicolaus & Company, Incorporated

December 23, 2014